Exhibit 99.3

HEWLETT-PACKARD COMPANY

CASH ACCOUNT RESTORATION PLAN

Amended and restated as of January 1, 2005

1.             Establishment and Purpose of Plan

The Hewlett-Packard Company Cash Account Restoration Plan was originally established effective May 1, 1982, as the Digital Equipment Corporation Pension Restoration Plan.  It was renamed the Digital Equipment Corporation Cash Account Restoration Pension Plan, effective March 1, 1996, was renamed the Compaq Computer Corporation Cash Account Pension Restoration Plan effective December 31, 1999, and renamed the HP Cash Account Pension Restoration Plan effective January 1, 2003.  The purpose of the Plan is to provide supplemental retirement benefits to certain employees that are not able to be provided under the HP Cash Account Pension Plan (the “CAPP”) due to the limits imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan was last restated as of January 1, 2003, and is restated as set forth herein, effective January 1, 2005 to comply with the requirements of Section 409A of the Code.

The calculation and payment of benefits with respect to any Participant who terminated employment before January 1, 2005 from HP or from any prior sponsor of this Plan shall be governed by the terms of the Plan as in effect at the time of such termination of employment.

2.             Definitions

The capitalized terms used in the Plan but not defined here shall be defined as under the CAPP.

(a)           “Committee” means the HR and Compensation Committee of HP’s Board of Directors.

(b)           “HP” means the Hewlett-Packard Company or any successor corporation or other entity.

(c)           “Key Employee” means a Participant who is treated as a “specified employee” under Section 409A of the Code.  For any calendar year, the Key Employee status of a Participant shall be determined during the 12-month period ending on the September 30 immediately before the beginning of such calendar year.

(d)           “Participant” means an individual meeting the requirements of Section 3(a).

(e)           “Plan” means the Hewlett-Packard Company Cash Account Restoration Plan, as it may be amended from time to time.

(f)            “Plan Committee” means the committee to which the Committee delegates certain authority for various HP compensation and benefit matters.

(g)           “Termination” means a Participant’s “separation from service,” as defined under Section 409A of the Code, with respect to all members of the Affiliated Group that includes HP.

(h)           “Vested Participant” means a Participant who has met the requirements for being fully vested in the CAPP.

3.             Participation

(a)           General Rule.  Any individual who is a Participant in the CAPP and who is or was unable to receive the full contributions or benefits otherwise provided under the CAPP by reason of the limitations of Section 415 and Section 401(a)(17) of the Code shall automatically be a Participant in this Plan.

(b)           Termination of Participation.  An individual shall cease to be a Participant as of the date when no further benefits are due or payable to him or her under the terms of the Plan.  Termination of participation may occur, without limitation, as a result of a Participant’s Termination before becoming a Vested Participant.

4.             The CARP Benefit

(a)           CARP Account.  A bookkeeping account (called a “CARP Account” or the “Account”) shall be established on behalf of each Participant, to which Pay Credits and/or Interest Credits shall be credited as provided under the remainder of this Section.  The benefit payable to a Vested Participant from this Plan shall equal the combination of Pay Credits and Interest Credits credited to such Participant’s Account.

(b)           Pay Credits for Certain Participants.  Pay Credits in the amount not able to be credited to Participant accounts under the CAPP due to the limitations of Section 415 and Section 401(a)(17) of the Code shall be credited to the Accounts of those Participants who are currently accruing a benefit under the CAPP.  Pay Credits shall also be made with respect to amounts treated as deferred compensation (and therefore excluded from the definition of “Pay”) under the CAPP.  Pay Credits shall be credited at such times and in such percentages of eligible compensation as provided under the CAPP.

(c)           Interest Credits for CARP Accounts.  Interest Credits shall be credited to all CARP Accounts at the same rate and at such times as such Interest Credits are credited under the CAPP, until distribution of the CARP Account.

5.             Distribution of the CARP Account

(a)           Lump Sum Following Termination.  The CARP Account of a Vested Participant shall be distributed to him or her in a single lump sum in January of the year following his or her Termination.  If payment under the preceding sentence would result in a distribution to a Key Employee within six months of his or her Termination, payment shall instead be made in the seventh month following such Termination.

(b)           Distribution upon Death.  Upon the death of a Participant (whether or not a Vested Participant) before his or her Termination, the CARP Account shall be distributed to the Beneficiary determined under Section 10(h) in January of the year following the year of such death.

(c)           Termination of an Unvested Participant.  Upon the Termination of a Participant who is not a Vested Participant, the CARP Account established with respect to such Participant shall be reduced to zero, and no benefit shall be due or payable to him or her from this Plan.  If such Participant is rehired within five years, the CARP Account of such Participant shall be restored with such amounts as had been credited at the time of Termination, plus Interest Credits since such Termination date.

(d)           Forfeiture for Misconduct.  A Participant’s CARP Account may be forfeited if HP determines in good faith that the Participant committed fraud in a matter involving HP, breached a material contract with or obligation to HP, misappropriated any assets of HP (tangible or intangible), committed gross misconduct in connection with his or her employment, or engaged in conduct that would constitute a felony or other serious crime adversely affecting the operation or reputation of HP.  In this case, the Participant’s CARP Account shall be reduced to zero.

(e)           Effect of Taxation.  If the Internal Revenue Service or a court of competent jurisdiction determines that any Plan benefit is includible in the gross income of a Participant under Code Section 409A prior to actual receipt of the benefits, the Plan shall immediately distribute the benefits found to be so includible to the Participant.

6.             Funding Policy and Method

This Plan shall be unfunded within the meaning of Section 201(2) of ERISA.  HP may establish a rabbi trust to support payment of its liabilities under this Plan but is not required to do so.

7.             Administration

The Plan Committee shall be responsible for the operation and administration of the Plan and for carrying out the provisions hereof.  The Plan Committee shall have the full authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan.  Any such action taken by the Plan Committee shall be final and conclusive on any party.  The Plan Committee’s prior exercise of discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter.  The Plan Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by HP with respect to the Plan.  The Plan Committee may, from time to time, delegate to others, including employees of HP, such administrative duties as it sees fit.

8.             Claims and Appeals

(a)           Payment of Benefits.  The payment of benefits due under the Plan shall be made at such times and in such amounts as provided for under the terms of the Plan, and in accordance with any deferral elections that are determined to be valid under the terms of the Plan.  Each Participant and Beneficiary shall be obligated to keep HP informed as to his or her current address so that payments may be made as required.  The mailing of a payment to the last known mailing address of a Participant or Beneficiary shall be deemed full payment of the amount so mailed.

(b)           Denial of Claim.  A Participant or his authorized representative who believes that he or she is due a benefit that has not been paid may file a claim for benefits under the Plan.  Any claim must be in writing and submitted to the Plan Committee at such address as may be specified from time to time.  If the claim is denied, a written notice will be furnished to the claimant within 90 days after the date the claim was received.  If circumstances require a longer period, the claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period.

(c)           Reasons for Denial.  A denial or partial denial of a claim will clearly set forth:

(i)            the specific reason or reasons for the denial;

(ii)           specific reference to pertinent Plan provisions on which the denial is based;

(iii)          a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)          an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

(d)           Review of Denial.  Upon denial of a claim, in whole or in part, a claimant or his duly authorized representative may request a full and fair review of the denied claim by filing a written notice of appeal with the Committee.  Any such appeal must be received by the Committee within 60 days of the date that the notice of the denied claim was received.  A claimant or the claimant’s authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing, except for privileged or confidential documentation.  The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the claimant precluded from reasserting it.  If the claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant.  Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

(e)           Decision Upon Review.  The Committee will provide a written decision on review.  If the claim is denied on review, the decision shall set forth:

(i)            the specific reason or reasons for the adverse determination;

(ii)           specific reference to pertinent Plan provisions on which the adverse determination is based;

(iii)          a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)          a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

A decision will be rendered at the next regularly-scheduled meeting of the Committee, unless the appeal is received within 30 days of the next meeting, in which case, a decision may be rendered no later than the next following regularly-scheduled meeting of the Committee.

(f)            Finality of Determinations; Exhaustion of Remedies.  To the extent permitted by law, decisions reached under the claims procedures set forth in this Section shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under this Section.  In any such legal action, the claimant may only present evidence and theories which the claimant presented during the claims procedure.  Any claims which the claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived.  Judicial review of a claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure.  Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the claim for benefits.  Notwithstanding the foregoing, in no event may a claimant initiate suit or legal action more than two years after the facts giving rise to the action occurred.  The foregoing limitations on suits or legal actions for benefits will apply in any forum where a claimant initiates such suit or legal action.

9.             Amendment and Termination of the Plan

HP reserves the right to amend or terminate the Plan at any time by resolution of the Committee.  Any amendment or termination of the Plan will not affect the entitlement of any Participant who terminates employment before the amendment or termination.  All benefits to which any Participant may be entitled shall be determined under the Plan as in effect at the time the Participant terminates employment, and amounts previously credited to CARP Accounts shall not be affected by any subsequent change in the provisions of the Plan.  Participants will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.

10.           General Provisions

(a)           Rights Unsecured.  The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of HP, and neither the Participant nor his Beneficiary shall have any preferred rights in or against any amount credited to any Account or any other assets of HP.  The Plan at all times shall be considered entirely unfunded for tax purposes.  Any funds set aside by HP for the purpose of meetings its obligations under the Plan, including any amounts held by a trustee, shall continue for all purposes to be part of the general assets of HP and shall be available to its general creditors in the event of HP’s bankruptcy or insolvency.  HP’s obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

(b)           Choice of Law.   To the extent not preempted by federal law, this Plan shall be interpreted and construed in accordance with the law of the State of Delaware.

(c)           Assignment.   The benefit payable under this Plan shall not be subject to assignment or alienation, and any attempt to do so shall be void.

(d)           Competency to Handle Benefits.   If, in the opinion of the Plan Committee, any person becomes unable to properly handle any property distributable to such person under the Plan, the Plan Committee may make any reasonable arrangement for the distribution of Plan benefits on such person’s behalf as it deems appropriate.  Any payment made under the preceding sentence will release HP from all further liability to the extent of the payment made.

(e)           Severability of Provisions.   If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(f)            Tax Withholding.   Any amount may be withheld from any payment otherwise due under this Plan, if determined necessary or appropriate to comply with any Federal or state income, withholding or similar requirement of law.

(g)           No Employment Rights.   Nothing in the Plan, nor any action of the Committee, the Plan Committee or HP pursuant to the Plan, shall give any person any right to remain in the employ of HP or affect the right of HP to terminate a person’s employment at any time, with or without cause.

(h)           Determination of Beneficiary.  Each Participant may designate a Beneficiary or Beneficiaries in accordance with procedures established by HP, and only a Beneficiary designation submitted in accordance with such procedures and received by HP before the death of the Participant shall be a valid Beneficiary designation.  If there is no valid Beneficiary designation on file at the time of the Participant’s death, payment of his or her CARP Account shall be distributed as follows:  (i) to the Participant’s spouse; (ii) if no spouse is living at the time of such payment, then the Participant’s living children, in equal shares; (iii) if neither a spouse nor children are living, then the Participant’s living parents, in equal shares; (iv) if neither spouse, nor children, nor parents are living, then the Participant’s living brothers and sisters, in equal shares; (v) if none of the individuals described in (i) through (iv) are living, to the Participant’s estate.  A Participant’s domestic partner shall be considered his or her spouse for purposes of this paragraph.  HP shall determine a person’s status as a domestic partner in a uniform and nondiscriminatory manner.  Such a determination shall be binding and conclusive on all parties.

(i)            Domestic Relations Orders.  Notwithstanding any other terms of the Plan, all or a portion of a Participant’s Account may be paid to another person as specified in a domestic relations order that HP determines is qualified (a “Qualified Domestic Relations Order”).  For this purpose, a Qualified Domestic Relations Order means a judgment, decree, or order (including the approval of a settlement agreement) that:

(i)      is issued pursuant to a State’s domestic relations law;

(ii)     relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(iii)    creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

(iv)    provides for payment in an immediate lump sum as soon as practicable after HP determines that a Qualified Domestic Relations Order exists; and

(v)     meets such other requirements established by HP.

HP shall determine whether any document received by it is a Qualified Domestic Relations Order.  In making this determination, HP may consider the rules applicable to “domestic relations orders” under Code Section 414(p) and ERISA Section 206(d), and such other rules and procedures as it deems relevant.  If an order is determined to be a Qualified Domestic Relations Order, the amount to which the other person is entitled under the Order shall be paid in a single lump-sum payment as soon as practicable after such determination.

IN WITNESS WHEREOF, Hewlett-Packard Company has caused this restatement of the Hewlett-Packard Company Cash Account Restoration Plan to be executed this 17th day of November, 2005, effective as of January 1, 2005.

HEWLETT-PACKARD COMPANY

By:	/s/ Lawrence T. Babbio, Jr.
Lawrence T. Babbio, Jr.
Chair, HR and Compensation Committee